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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY





     The undersigned directors of Hecla Mining Company (the "Corporation") hereby appoint Arthur Brown, John P. Stilwell and Michael B. White, and each of them, as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, a Registration Statement (including any and all amendments or post-effective amendments thereto) pursuant to which shares of common stock of the Corporation are to be registered for sale to the public by the Corporation.

     This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Corporation.

     In witness thereof, the undersigned have executed this Power of Attorney on this 15th day of March, 1994.


 /s/ John E. Clute
- -----------------------------          -----------------------------
     John E. Clute                              Joe Coors, Jr.



 /s/ Leland O. Erdahl                    /s/ William A. Griffith
- -----------------------------          -----------------------------
     Leland O. Erdahl                        William A. Griffith



                                         /s/ Paul A. Redmond
- -----------------------------          -----------------------------
     Charles L. McAlpine                     Paul A. Redmond



 /s/ R.J. Stoehr
- -----------------------------
     Richard J. Stoehr